Exhibit 99.1

Greenlane Reports Second Quarter 2025 Financial Results

Boca Raton, FL / ACCESSWIRE / August 14, 2025 / Greenlane Holdings, Inc. (“Greenlane” or the “Company”) (Nasdaq: GNLN), one of the premier global sellers of premium cannabis accessories, child-resistant packaging, and specialty vaporization products, today reported its financial results for the second quarter and six months ended June 30, 2025.

Revenue Reporting and Key Organizational Initiatives

Beginning with our second quarter 2023 financial report, we implemented a major restructuring of our industrial product lines, transitioning much of this business from gross sales to a commission structure. While this change affects how we report revenue, we believe it enables us to preserve working capital and improve gross margins.

During the second quarter, the Company initiated and has since completed a restructuring of its sales organization to better align people and responsibilities with the Company’s omnichannel sales strategy, including the addition of new and highly experienced leadership across the board to ensure a return to growth and increased customer success at Greenlane. While necessary, the recent reorganization of the sales team, including new leadership and the recruitment of a stronger sales team, negatively impacted sales and new customer acquisition in the second quarter. The new structure is designed to accelerate sales, improve customer experience, and increase efficiency throughout the sales process. Subsequent to the end of the second quarter, the new sales and marketing infrastructure has delivered new customer growth, reactivation of customer accounts, and the addition of new multi-state operator accounts.

Second Quarter 2025 Results Compared to Prior Year Period

●	Total revenue was $0.8 million compared to $2.6 million in the prior year period.
●	Total operating expenses were $3.3 million, a decrease of 27% compared to $4.5 million in the prior year period.
●	Operating loss improved to $3.3 million compared to an operating loss of $3.5 million in the prior year period.
●	Net loss was $3.2 million compared to a net loss of $0.6 million in the prior year period.

New Sales and Marketing Team Supported by Leading Cannabis Digital Marketing Agency Enhancing Revenue and Customer Opportunities

●	Cannabis Creative Group (CCG) is leading the Company’s new marketing strategy to support future growth for its B2B-focused brands, including Greenlane Wholesale and KushCo. CCG began work in Q2 and has focused on driving campaigns towards new acquisitions and retargeting wholesale customers.
●	An approximately 880% increase in revenue for new customers, month over month June to July; and an approximate 40% increase in revenue for new customers month over month July to August (MTD)
●	19 accounts reactivated.
●	Added 12 new multi-state operator accounts.

“The restructuring of our sales leadership and sales team during the quarter significantly impacted our revenue. While disappointing for the near term, these actions were necessary to restore more sustainable growth over the long term. With new leadership in place, a growing portfolio of products, and a large market opportunity, I have increasing confidence that the Company is positioned to accelerate growth going forward,” said Barbara Sher, Chief Executive Officer for Greenlane

Sher added, “We made strides with footprint optimization, and we will continue to take costs out of the business and right-size operations, while we enhance our product offering and improve pricing architecture. We are seeing solid early indicators that our new sales leadership is setting the foundation for improved top-line performance, and we are thrilled to have added several new products in both the cannabis and wellness categories to drive new and existing customer opportunities.”

Sher concluded, “While we continue to navigate a dynamic market environment, we remain committed to the initiatives implemented in recent quarters that are fueling our transformation and driving our goal to improve profitability. As we focus on improving our business and accounts receivable strategy and efficiency efforts and given our early but encouraging new customer sales activity, we currently anticipate a stronger second half of 2025 for Greenlane.”

Strategic Growth and Operational Initiatives

●	Entered into a distribution agreement with Greentank Technologies, a leading innovator in the aerosolization technology industry, to distribute Greentank’s full assortment of cartridges and vaporizers.
●	Renewed distribution agreement with PAX, a pioneer in the design and development of premium cannabis vaporization technologies and devices.
●	Announced the appointment of Mike Hinson as the Company’s Executive Vice President of Sales and upgraded sales and marketing organizations.
●	Appointed exclusive fulfillment platform for Safety Strips direct-to-consumer e-commerce store featuring ToxiShield, Safety Strips trusted brand of harm reduction solutions designed to combat fentanyl overdoses and drink spiking.
●	Successfully renegotiated many vendor and supplier partnership terms and continuing to improve working capital arrangements with vendors and suppliers.
●	Continued progress consolidating and streamlining office, warehouse, and distribution operations footprint.
●	Consolidated digital ecommerce presence to one platform resulting in improved efficiencies and reduced cost.

Balance Sheet

As of June 30, 2025, the Company had cash and cash equivalents of approximately $5.7 million.

GREENLANE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	June 30, 2025	December 31, 2024
	(unaudited)
ASSETS
Current assets
Cash	$5,724	$899
Accounts receivable, net of allowance of $3,289 and $2,616 at June 30, 2025 and December 31, 2024, respectively	3,795	4,262
Inventories, net	14,352	14,215
Vendor deposits	2,527	3,091
Other current assets	1,719	1,305
Total current assets	28,117	23,772

Property and equipment, net	1,181	1,420
Operating lease right-of-use assets	587	1,043
Other assets	1,892	2,396
Total assets	$31,777	$28,631

LIABILITIES
Current liabilities
Accounts payable	$8,710	$9,787
Accrued expenses and other current liabilities	1,102	1,218
Customer deposits	1,466	2,661
Current portion of notes payable	—	7,674
Current portion of operating leases	548	926
Total current liabilities	11,826	22,266

Operating leases, less current portion	5	83
Total liabilities	11,831	22,349
Commitments and contingencies (Note 7)

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.01 par value per share, 600,000,000 shares authorized, 1,386,551 and 3,023 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively*	—	—
Class B common stock, $0.0001 par value per share, 30,000,000 shares authorized, and 0 shares issued and outstanding as of June 30, 2025 and December 31, 2024*	—	—

Additional paid-in capital*	301,841	281,095
Accumulated deficit	(282,011)	(274,929)
Accumulated other comprehensive income	265	265
Total stockholders’ equity attributable to Greenlane Holdings, Inc.	20,095	6,431
Non-controlling interest	(149)	(149)
Total stockholders’ equity	19,946	6,282
Total liabilities and stockholders’ equity	$31,777	$28,631

*	After giving effect to the Reverse Stock Splits

GREENLANE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024

Net sales	$788	$2,652	$2,257	$7,578
Cost of sales	786	1,641	1,534	5,055
Gross profit	2	1,011	723	2,523
Operating expenses:
Salaries, benefits and payroll taxes	1,119	1,509	2,386	4,455
General and administrative	1,938	2,801	4,762	5,093
Depreciation and amortization	201	196	307	450
Total operating expenses	3,258	4,506	7,455	9,998
Loss from operations	(3,256)	(3,495)	(6,732)	(7,475)

Other income (expense), net:
Interest expense	—	(289)	(391)	(811)
Change in fair value of contingent consideration	—	1,000	—	1,000
Gain on extinguishment of debt	—	2,166	—	2,166
Other income (expense), net	41	(14)	41	(3)
Total other income (expense), net	41	2,863	350	2,352
Loss before income taxes	(3,215)	(632)	(7,082)	(5,123)
Provision for (benefit from) income taxes	—	—	—	—
Net loss	(3,215)	(632)	(7,082)	(5,123)
Less: Net income (loss) attributable to non-controlling interest	—	(17)	—	(17)
Net loss attributable to Greenlane Holdings, Inc.	$(3,215)	$(615)	$(7,082)	$(5,106)

Net loss attributable to Class A common stock per share - basic and diluted (Note 9)*	$(3.18)	$(997.50)	$(13.92)	$(10,267.50)
Weighted-average shares of Class A common stock outstanding - basic and diluted (Note 9)*	1,010,216	617	508,494	497

Other comprehensive income (loss):
Foreign currency translation adjustments	—	(3)	—	(1)
Comprehensive loss	(3,215)	(635)	(7,082)	(5,124)
Less: Comprehensive loss attributable to non-controlling interest	—	(17)	—	(17)
Comprehensive loss attributable to Greenlane Holdings, Inc.	$(3,215)	$(618)	$(7,082)	$(5,107)

*	After giving effect to the Reverse Stock Splits

GREENLANE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2025	2024

Cash Flows from Operating Activities:
Net loss	$(7,082)	$(5,123)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	307	450
Equity-based compensation expense	—	86
Change in fair value of contingent consideration	—	1,000
Accretion of debt discount	284	33
Gain on extinguishment of debt	—	(2,166)
Change in provision for credit losses	673	41
Changes in operating assets and liabilities:
Accounts receivable	(206)	(271)
Inventories	(137)	2,770
Vendor deposits	564	28
Other current assets	88	1,076
Accounts payable	(1,075)	2,904
Accrued expenses and other liabilities	(116)	793
Customer deposits	(1,195)	—
Net used in operating activities	(7,895)	(379)
Cash flows from Investing Activities:
Purchases of property and equipment, net	(68)	(151)
Net cash used in investing activities	(68)	(151)
Cash flows from Financing Activities:
Proceeds from issuance of Class A common stock and warrants	20,746	—
Proceeds from notes payable	—	635
Payments on notes payable	(7,958)	—
Proceeds from future receivables financing	—	225
Repayments of loan against future accounts receivable	—	(613)
Other	—	(10)
Net cash provided by financing activities	12,788	237
Effects of exchange rate changes on cash	—	(1)
Net increase (decrease) in cash	4,825	(294)
Cash as of beginning of the period	899	463
Cash as of end of the period	$5,724	$169

About Greenlane Holdings, Inc.

Founded in 2005, Greenlane is a premier global platform for the development and distribution of premium smoking accessories, vape devices, and lifestyle products to thousands of producers, processors, specialty retailers, smoke shops, convenience stores, and retail consumers. We operate as a powerful family of brands, third-party brand accelerator, and an omnichannel distribution platform.

We proudly offer our own diverse brand portfolio and our exclusively licensed Marley Natural and K.Haring branded products. We also offer a carefully curated set of third-party products through our direct sales channels and our proprietary, owned and operated e-commerce platforms which include Vapor.com, , PuffItUp.com, HigherStandards.com, Wholesale.Greenlane.com and MarleyNaturalShop.com.

For additional information, please visit: https://investor.gnln.com. For additional information, please visit: https://gnln.com/.

Investor Contact:

IR@greenlane.com

or

PCG Advisory
Kevin McGrath
+1-646-418-7002
kevin@pcgadvisory.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Greenlane and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. Greenlane has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in Greenlane’s Annual Report on Form 10-K filed for the year ended December 31, 2024 and the Company’s other filings with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

SOURCE: Greenlane Holdings, Inc.